Exhibit 77Q(e)(2)


                               AMENDED SCHEDULE A
                               with respect to the

                           SECOND AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                                ING EQUITY TRUST

                                       and

                              ING INVESTMENTS, LLC


                                          Annual Investment Management Fee
                                          --------------------------------
            Series                 (as a percentage of average daily net assets)
            ------

ING Fundamental Research Fund          0.70% on first $500 million of assets
                                       0.65% on next $500 million of assets
                                                 0.60% thereafter

ING LargeCap Value Fund                0.90% on first $50 million of assets
                                       0.85% on next $450 million of assets
                                                 0.80% thereafter

ING MidCap Opportunities Fund         1.00% on first $500 million of assets
                                                 0.90% thereafter

ING MidCap Value Fund                  1.00% on first $50 million of assets
                                                 0.90% thereafter
ING Opportunistic LargeCap Fund
                                      0.70% on first $500 million of assets
                                       0.65% on next $500 million of assets
                                                 0.60% thereafter

ING Real Estate Fund                                  0.70%

ING SmallCap Opportunities Fund     1.00% of the first $100 million of assets
                                     0.90% of the next $150 million of assets
                                     0.80% of the next $250 million of assets
                                    0.75% of assets in excess of $500 million

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                                          Annual Investment Management Fee
                                          --------------------------------
            Series                 (as a percentage of average daily net assets)
            ------

ING SmallCap Value Choice Fund     With respect to assets for which investment
                                     sub-advisory services are provided by an
                                   investment adviser other than ING Investment
                                              Management Co. - 1.00%

                                   With respect to assets for which investment
                                    sub-advisory services are provided by ING
                                         Investment Management Co - 0.75%

ING SmallCap Value Fund                1.00% on first $50 million of assets
                                                 0.90% thereafter

ING Value Choice Fund                                 1.00%